
                                  NSAR ITEM 77O

                               VKAC Comstock Fund
                               10f-3 Transactions

  Underwriting #         Underwriting             Purchased From         Amount of shares     % of Underwriting    Date of Purchase
                                                                            Purchased


         1            St. Joe Corporation         Chemical Chase              50,000              0.417%             02/10/98
                                                    Securities
         2            St. Joe Corporation            Banc One                 40,000              0.333%             02/10/98
         3            St. Joe Corporation          First Union                40,000              0.333%             02/10/98
         4            St. Joe Corporation         Northern Trust              15,000              0.125%             02/10/98
         5            St. Joe Corporation       Lincoln Investment            15,000              0.125%             02/10/98
                                                     Planners
         6            St. Joe Corporation            Pershing                200,000              1.667%             02/10/98
         7            St. Joe Corporation         Merrill Lynch               51,700              0.431%             02/10/98
         8            St. Joe Corporation      Donaldson, Lufkin &           250,000              2.083%             02/10/98
                                                     Jenrette
         9                  Alstom                Goldman Sachs              646,800              0.593%             06/22/98
        10                Rhodia ADS               SBC Warburg               105,000              0.955%             06/25/98
        11               The CIT Group             J.P. Morgan               465,000              0.949%             11/13/98
                              MS               Salomon Smith Barney
                                                   First Boston
                                                   Lehman Bros.
                                                   SBC Warburg

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Other Firms participating in Underwriting:

Underwriting for #1, 2, 3, 4, 5, 6, 7 & 8

Morgan Stanley & Co. Incorporated
Raymond James & Associates, Inc.
Robert W. Baird & Co. Incorporated
BT Alex.Brown Incorporated
A.G. Edwards & Sons, Inc.
Everen Securities, Inc.
Janney Montgomery Scott Inc.
Edward D. Jones & Co., LP
Laidlaw Global Securities, Inc.
Legg Mason Wood Walker, Incorporated
Prudential Securities Incorporated
Smith Barney Inc.
Value Investment Partners, Inc.
Wasserstein Perella Securities, Inc.

Underwriting for #9

Credit Suisse First Boston (Europe) Limited
Societe Generale
Morgan Stanely & Co. International Limited
Banque Nationale de Paris
Credit Agricole Indosuez
HSBC Investment Bank plc
Swiss Bank Corporation
ABN AMRO Rothschild
Banca Commerciale Italiana Spa
Cazenove & Co.
CDC Marches
Credit Lyonnais Securities
Deutsche Bank AG London
Generale Bank
Lehman Brothers International (Europe)
Merrill Lynch International


Underwriting for #10

Soceite Generale
Morgan Stanley & Co. Incorporated
Donaldson, Lufkin & Jenrette Interational
Bear, Stearns International Limited
BT Alex. Brown International
Credit Suisse First Boston (Europe) Limited
Goldman Sachs International
Paribas
Credit Agricole Indosuez
Banque Nationale de Paris
Credit Lyonnais
Credit Commercial de France
ABN AMRO Rothschild
Dresdner Kleinwort Benson
Nomura International plc